ASSET PURCHASE AGREEMENT


                                      AMONG


                                  PLUMA, INC.,


                            FRANK L. ROBINSON COMPANY


                                       AND


                    THE PARTNERS OF FRANK L. ROBINSON COMPANY


                                   DATED AS OF


                                December 30, 1997

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I.........................................................................................................1
         SALE AND PURCHASE OF ASSETS..............................................................................1
                  1.1      Transfer of Assets.....................................................................1
                           ------------------
                  1.2      Purchased Assets.......................................................................1
                           ----------------
                           (a)      Tangible Personal Property....................................................1
                                    --------------------------
                           (b)      Inventories...................................................................2
                                    -----------
                           (c)      Other Tangible Assets.........................................................2
                                    ---------------------
                           (d)      Assumed Contracts.............................................................2
                                    -----------------
                           (e)      Accounts Receivable...........................................................2
                                    -------------------
                           (f)      Intellectual Property.........................................................2
                                    ---------------------
                           (g)      Permits.......................................................................2
                                    -------
                           (h)      Records.......................................................................2
                                    -------
                           (i)      Claims........................................................................2
                                    ------
                           (j)      Prepaid Items.................................................................2
                                    -------------
                           (k)      Yates Lease...................................................................3
                                    -----------
                           (l)      Goodwill......................................................................3
                                    --------
                  1.3      Excluded Assets........................................................................3
                           ---------------
                           (a)      Cash; Securities..............................................................3
                                    ----------------
                           (b)      Prepaid Items.................................................................3
                                    -------------
                           (c)      Personal Property Disposed Of.................................................3
                                    -----------------------------
                           (d)      Insurance.....................................................................3
                                    ---------
                           (e)      Assets of Benefit Plans.......................................................3
                                    -----------------------
                           (f)      Certain Records...............................................................3
                                    ---------------
                           (g)      Certain Contracts.............................................................3
                                    -----------------
                           (h)      Real Property.................................................................3
                                    -------------
                           (i)      Other Assets..................................................................3
                                    ------------
                  1.4      Liabilities............................................................................3
                           -----------

ARTICLE II........................................................................................................4
         CONSIDERATION............................................................................................4
                  2.1      Purchase Price.........................................................................4
                           --------------
                           (a)      General.......................................................................4
                                    -------
                           (b)      Closing Balance Sheet.........................................................5
                                    ---------------------
                           (c)      Purchase Price Adjustments....................................................6
                                    --------------------------
                                    (i)     Pluma Inventory and Payables..........................................6
                                    (ii)    Adjusted Working Capital..............................................6
                                    (iii)   Net Asset Value.......................................................6
                           (d)      Dispute Resolution............................................................6
                           (e)      Instructions to Escrow Agent; Other Payments..................................7
                  2.2      Allocation.............................................................................7
                           ----------
                  2.3      Proration of Certain Items.............................................................7
                           --------------------------
                           (a)      Operating Expenses............................................................7
                           (b)      Taxes.........................................................................8
                           (c)      Utilities; Rental Payments....................................................8
                           (d)      Prepaid Items.................................................................8

                                        i




                  2.4      Noncompetition.........................................................................8
                           --------------

ARTICLE III.......................................................................................................9
         REPRESENTATIONS AND WARRANTIES OF SELLER AND PARTNERS....................................................9
                  3.1      Organization and Good Standing; Governing Documents....................................9
                           ---------------------------------------------------
                  3.2      Authority..............................................................................9
                           ---------
                  3.3      No Conflict or Breach.................................................................10
                           ---------------------
                  3.4      Consents and Approvals................................................................10
                           ----------------------
                  3.5      Financial Statements..................................................................10
                           --------------------
                  3.6      Books and Records.....................................................................11
                           -----------------
                  3.7      Title to and Sufficiency of Assets....................................................11
                           ----------------------------------
                  3.8      Real Property.........................................................................11
                           -------------
                           (a)      Owned........................................................................11
                           (b)      Leased.......................................................................12
                           (c)      Improvements; Zoning.........................................................12
                  3.9      Tangible Personal Property............................................................12
                           --------------------------
                  3.10     Inventories...........................................................................12
                           -----------
                  3.11     Contracts.............................................................................12
                           ---------
                  3.12     Receivables...........................................................................13
                           -----------
                  3.13     Intellectual Property.................................................................13
                           ---------------------
                  3.14     Major Suppliers and Customers.........................................................14
                           -----------------------------
                  3.15     Litigation............................................................................14
                           ----------
                  3.16     Compliance with Decrees and Laws......................................................14
                           --------------------------------
                  3.17     Permits...............................................................................14
                           -------
                  3.18     Taxes.................................................................................15
                           -----
                  3.19     Environmental Matters.................................................................15
                           ---------------------
                  3.20     Insurance.............................................................................17
                           ---------
                  3.21     Labor and Employment Matters..........................................................17
                           ----------------------------
                  3.22     Employees; Compensation; Benefit Plans................................................17
                           --------------------------------------
                           (a)      Employees; Compensation......................................................17
                           (b)      Employee Benefit Plans.......................................................18
                  3.23     Absence of Certain Changes............................................................20
                           --------------------------
                  3.24     Warranties............................................................................20
                           ----------
                  3.25     Related Party Transactions............................................................21
                           --------------------------
                  3.26     Brokers...............................................................................21
                           -------
                  3.27     Names.................................................................................21
                           -----
                  3.28     Disclosure............................................................................21
                           ----------

ARTICLE IV.......................................................................................................21
         REPRESENTATIONS AND WARRANTIES OF BUYER.................................................................21
                  4.1      Organization and Good Standing........................................................21
                           ------------------------------
                  4.2      Authority.............................................................................21
                           ---------
                  4.3      No Conflict or Breach.................................................................22
                           ---------------------
                  4.4      Governmental Approvals................................................................22
                           ----------------------
                  4.5      Brokers...............................................................................22
                           -------
ARTICLE V........................................................................................................22
         MUTUAL COVENANTS........................................................................................22

                                       ii





                  5.1      Best Efforts..........................................................................22
                           ------------
                  5.2      Confidentiality.......................................................................23
                           ---------------
                  5.3      August 31 Audit.......................................................................23
                           ---------------
                  5.4      Employee Benefit Matters; Employees...................................................23
                           -----------------------------------
                  5.5      Collection of Receivables.............................................................25
                           -------------------------

ARTICLE VI.......................................................................................................26
         CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.............................................................26
                  6.1      Representations and Warranties........................................................26
                           ------------------------------
                  6.2      Compliance with Covenants.............................................................26
                           -------------------------
                  6.3      Absence of Litigation.................................................................26
                           ---------------------
                  6.4      Absence of Change.....................................................................26
                           -----------------
                  6.5      Consents and Approvals................................................................26
                           ----------------------
                  6.6      Environmental Audit...................................................................26
                           -------------------
                  6.7      Removal of Liens......................................................................27
                           ----------------
                  6.8      Legal Opinion.........................................................................27
                           -------------
                  6.9      Key Employee..........................................................................27
                           ------------
                  6.10     August 31 Balance Sheet...............................................................27
                           -----------------------
                  6.11     Yates Premises........................................................................27
                           --------------
                  6.12     Dismissal of Lawsuit..................................................................27
                           --------------------

ARTICLE VII......................................................................................................27
         CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS............................................................27
                  7.1      Representations and Warranties........................................................27
                           ------------------------------
                  7.2      Compliance with Covenants.............................................................27
                           -------------------------
                  7.3      Absence of Litigation.................................................................28
                           ---------------------
                  7.4      Consents and Approvals................................................................28
                           ----------------------
                  7.5      HSR Termination.......................................................................28
                           ---------------
                  7.6      Legal Opinion.........................................................................28
                           -------------

ARTICLE VIII.....................................................................................................28
         CLOSING  ...............................................................................................28
                  8.1      Closing...............................................................................28
                           -------
                  8.2      Deliveries by Seller..................................................................28
                           --------------------
                  8.3      Deliveries by Buyer...................................................................29
                           -------------------
                  8.4      Mutual Deliveries.....................................................................29
                           -----------------
                  8.5      Further Assurances....................................................................30
                           ------------------


ARTICLE IX.......................................................................................................30
         INDEMNIFICATION.........................................................................................30
                  9.1      Indemnification by Seller.............................................................30
                           -------------------------
                  9.2      Indemnification by Buyer..............................................................31
                           ------------------------
                  9.3      Notice of Claim.......................................................................31
                           ---------------
                  9.4      Defense...............................................................................31
                           -------
                  9.5      Time for Claims.......................................................................32
                           ---------------
                  9.6      Escrow................................................................................32
                           ------
                  9.7      Sole Remedy...........................................................................32
                           -----------
                                      iii

                  9.8      Disclaimer Regarding Projections......................................................32
                           --------------------------------
                  9.9      Threshold.............................................................................32
                           ---------
                  9.10     Ceiling...............................................................................33
                           -------

ARTICLE X........................................................................................................33
         TERMINATION.............................................................................................33
                  10.1     Termination...........................................................................33
                           -----------
                  10.2     Effect on Obligations.................................................................34
                           ---------------------

ARTICLE XI.......................................................................................................34
         MISCELLANEOUS...........................................................................................34
                  11.1     Survival of Representations...........................................................34
                           ---------------------------
                  11.2     Bulk Sales............................................................................34
                           ----------
                  11.3     Risk of Loss..........................................................................34
                           ------------
                  11.4     Expenses; Taxes.......................................................................35
                           ---------------
                  11.5     Seller Employees......................................................................35
                           ----------------
                  11.6     Publicity.............................................................................35
                           ---------
                  11.7     Best Efforts..........................................................................35
                           ------------
                  11.8     Notices...............................................................................35
                           -------
                  11.9     Governing Law.........................................................................37
                           -------------
                  11.10    Mediation/Arbitration.................................................................37
                           ---------------------
                  11.11    Counterparts..........................................................................38
                           ------------
                  11.12    Assignment............................................................................38
                           ----------
                  11.13    Third Party Beneficiaries.............................................................38
                           -------------------------
                  11.14    Headings..............................................................................38
                           --------
                  11.15    Knowledge.............................................................................38
                           ---------
                  11.16    Amendments............................................................................38
                           ----------
                  11.17    Specific Performance..................................................................38
                           --------------------
                  11.18    Severability..........................................................................39
                           ------------
                  11.19    Construction..........................................................................39
                           ------------
                  11.20    Entire Agreement......................................................................39
                           ----------------

EXHIBITS

Exhibit A         Escrow Agreement
Exhibit B         Audit Procedures
Exhibit C         Bill of Sale and Assignment
Exhibit D         Instrument of Assumption


SCHEDULES

Schedule 1.2(a)   Tangible Personal Property
Schedule 1.2(d)   Assumed Contracts
Schedule 1.2(f)   Intellectual Property
Schedule 1.2(g)   Transferred Permits
Schedule 1.3(i)   Other Excluded Assets
Schedule 1.4(b)   Certain Accrued Expenses
Schedule 2.3(d)   Certain Prepaid Items
Schedule 3.1               Foreign Qualifications
Schedule 3.4               Required Consents
Schedule 3.5               Financial Statement Matters
Schedule 3.7(b)   Contested Tax Liens
Schedule 3.7(c)   Other Liens
Schedule 3.8               Leased Real Property
Schedule 3.11              Material Contracts
Schedule 3.12              Receivables Set-Offs
Schedule 3.14              Major Suppliers and Customers
Schedule 3.15              Litigation
Schedule 3.17              Permits
Schedule 3.19              Environmental Matters
Schedule 3.20              Insurance Policies
Schedule 3.21              Employee Matters
Schedule 3.22              Employees; Employee Benefit Plans
Schedule 3.23              Absence of Changes

                            ASSET PURCHASE AGREEMENT


                  THIS ASSET PURCHASE AGREEMENT (together with all Schedules and Exhibits hereto, this "Agreement"), dated as of December 30, 1997, is entered into by and among PLUMA, INC., a North Carolina corporation ("Buyer"), FRANK L. ROBINSON COMPANY, a California general partnership ("Seller") and HAROLD ROBINSON, CAROLE ROBINSON, JEFFREY N. ROBINSON and JAMES H. ROBINSON, who constitute all of the partners of Seller (collectively, the "Partners").

                                R E C I T A L S :

                  1. Seller is headquartered in City of Commerce, California, and is the owner and operator of a national wholesale distributorship for apparel products (the "Business").

                  2. Seller desires to sell, and Buyer desires to buy, substantially all of the assets of Seller used in or relating to the operation of the Business, on the terms and conditions set forth in this Agreement.

                  THEREFORE, Seller and Buyer agree as follows:


                                    ARTICLE I
                           SALE AND PURCHASE OF ASSETS

                  1.1 Transfer of Assets. Seller agrees to sell, assign, transfer and deliver to Buyer, and Buyer agrees to purchase and accept from Seller, at the Closing (as defined below) substantially all of the assets and properties of Seller, real and personal, tangible and intangible, of every kind and description, wherever located, used by Seller in connection with the operations of the Business, but excluding certain assets described in Section
1.3. The assets being sold hereunder are collectively referred to as the "Purchased Assets", and the assets described in Section 1.3 are collectively referred to as the "Excluded Assets".

                  1.2 Purchased Assets. The Purchased Assets specifically include, but are not limited to, the following:

                        (a) Tangible Personal Property. All machinery, equipment, tools, furniture, office equipment, supplies, materials, vehicles and other items of tangible personal property of every kind owned by Seller and used in connection with the Business (wherever located and whether or not carried on the Seller's books), including without limitation those listed on Schedule 1.2(a) (the "Tangible Personal Property"), and any additions, improvements, replacements and alterations thereto made between the date of this Agreement and the Closing Date, together with any express or implied warranty by the manufacturers or sellers of any item or component part thereof, and all maintenance records and other documents relating thereto.

                           (b) Inventories. All inventories of the Business as of the Effective Time (as defined below) (the "Inventory"); provided that the Inventory shall not include certain obsolete items which are listed on Schedule 1.3(i).

                           (c) Other Tangible Assets. All other tangible assets of Seller of every kind and description, real, personal or mixed, wherever located, which are carried on the books of the Business or which are owned by Seller and used in connection with the Business.

                           (d) Assumed Contracts. All of Seller's interest in those certain Contracts (as defined in Section 3.11 below) that are described on Schedule 1.2(d) (the "Assumed Contracts").

                           (e) Accounts Receivable. All accounts receivable and trade accounts carried on the books of Seller as of the Effective Time, except for those listed on Schedule 1.3(i), due to Seller in connection with the Business (the "Receivables"), and the full benefit of any security therefor.

                           (f) Intellectual Property. All of the intellectual property rights that are owned or used by Seller in connection with the Business, including without limitation the following: (A) all trademarks, service marks, trade names, logos and other designations, including without limitation the name "Frank L. Robinson Company" and any variations thereof (the "Marks") and all registrations relating thereto, (B) all copyrighted works (the "Copyrights") and registrations therefor, (C) all inventions that are the subject of letters patent or applications therefor (the "Patents") and (D) all confidential or proprietary processes, formulas, technical data and other similar information that is of commercial value to the Business (the "Trade Secrets") (the Marks and registrations therefor, Copyrights and registrations therefor, Patents and Trade Secrets being referred to collectively herein as the "Intellectual Property"), together with the goodwill related thereto, and any royalty income from the Intellectual Property accruing after the Effective Time. All items of Intellectual Property are described on Schedule 1.2(f).

                           (g) Permits. All permits, authorizations, certificates, approvals and licenses relating to the operation of the Business that are legally transferable, including without limitation those listed on Schedule 1.2(g) (the "Permits").

                           (h) Records. All records, technical data, asset ledgers, inventory records, budgets, customer and supplier lists, payroll and personnel records, computer programs, correspondence and other files of Seller created or maintained in connection with the Business.

                           (i) Claims. All of Seller's rights to any choses in action, claims, causes or rights of action arising in connection with the Business.

                           (j) Prepaid Items. Those prepaid expenses which will benefit Buyer in its normal operation of the Business after the Closing in an amount equivalent to such items' book value as reflected on the Closing Balance Sheet.

                           (k) Yates Lease. All of Seller's right, title and interest in and under the Yates Lease (as defined in Section 3.8).

                           (l) Goodwill. Any and all of Seller's goodwill in and going concern value of the Business.

                  1.3 Excluded Assets. The following assets shall be excluded from the Purchased Assets and shall be retained by Seller:

                           (a) Cash; Securities. All cash on hand and on deposit in banks, cash equivalents, marketable securities and investments.

                           (b) Prepaid Items. All prepaid expenses which will not benefit Buyer in its normal operation of the Business after the Closing in an amount equivalent to such items' book value as reflected on the Closing Balance Sheet.

                           (c) Personal Property Disposed Of. All tangible personal property disposed of or consumed in the ordinary course of business of the Business or with the written consent of Buyer between the date hereof and the Closing Date.

                           (d) Insurance. All insurance policies relating to the Business, including policies relating to property, liability, business interruption, health and workers' compensation and lives of officers of Seller, except for those identified as "Assumed Contracts" on Schedule 1.2(d).

                           (e) Assets of Benefit Plans. Pension, profit sharing or savings plans and trusts and the assets thereof.

                           (f) Certain Records. Minute books of Seller.

                           (g) Certain Contracts. Any Contracts entered into by Seller or by which Seller or any of the Purchased Assets is bound, other than the Assumed Contracts.

                           (h) Real Property. Any of Seller's interests in owned or leased real property, except for the Yates Lease.

                           (i) Other Assets. The assets listed on Schedule
         1.3(i).

                  1.4      Liabilities.

                           (a) The Purchased Assets shall be sold and conveyed to Buyer free and clear of all liabilities, obligations, liens, security interests and encumbrances whatsoever. Buyer shall in no event assume or be liable for any liability or obligation not specifically assumed pursuant to this Section 1.4, and Seller shall retain responsibility for all liabilities accrued as of the Effective Time (as defined below in Section 8.1) and all liabilities arising from Seller's operations prior to the Effective Time, whether or not accrued and whether or not disclosed. Such liabilities of Seller, excluding the "Assumed Liabilities" (as that term is defined below) are collectively referred to herein as the "Excluded Liabilities". Specifically, but without limiting the generality of the first sentence in this Section 1.4(a), Buyer shall not assume any liability or obligation of Seller with respect to employees or former employees of Seller (including any liability for accrued salaries, wages, payroll taxes, severance pay entitlements, health, medical, retirement, vacation or deferred compensation benefits); any tort or contractual claims; any taxes due or claimed to be due in respect of the Purchased Assets or the operation of the Business prior to the Effective Time; or any liability in respect of the use, storage, transportation, discharge, handling or disposal of any Hazardous Material (as defined in Section 3.19) prior to the Effective Time, all of which constitute Excluded Liabilities.

                           (b) As the only exceptions to the provisions of paragraph (a) above, Buyer will assume at Closing the following obligations of Seller (collectively, "Assumed Liabilities"): (i) obligations of Seller under the Yates Lease and the Assumed Contracts, to the extent that such obligations are not by their terms required to be performed prior to the Closing Date (provided that Buyer shall not assume any obligations for any breach of Seller's obligations under the Yates Lease or the Assumed Contracts attributable to acts or omissions of Seller prior to the Effective Time); and (ii) obligations of Seller for accounts payable and such other accrued expenses agreed by the parties that are incurred in the ordinary course of operations of the Business and reflected on the Closing Balance Sheet and, with respect to accrued expenses, are of the nature described on Schedule 1.4(b) (collectively, "Assumed Liabilities").


                                   ARTICLE II
                                  CONSIDERATION

                  2.1      Purchase Price.

                           (a) General. The aggregate purchase price (the "Purchase Price") for the Purchased Assets shall be $17,250,000, subject to adjustment as provided in Section 2.1(c) below. Because the Purchase Price is subject to adjustment following the Closing Date, the amount paid on the Closing Date is sometimes referred to in this Agreement as the "Initial Purchase Price." The Initial Purchase Price shall be payable on the Closing Date by delivery of the following:

                                    (i) a wire transfer of immediately available
                  funds in the amount of $4,500,000 to First Union National Bank (the "Escrow Agent"), which shall hold $3,500,000 (the "Price Adjustment Holdback Amount") in escrow pending final determination of the Closing Balance Sheet and the Adjustments Statement (each as defined below) and shall hold the remaining $1,000,000 (the "Indemnity Holdback Amount") in escrow until the 18 month anniversary of the Closing Date, all in accordance with the escrow agreement attached to this Agreement as Exhibit A (the "Escrow Agreement"), which will be executed and delivered at the Closing;

                                    (ii) a wire transfer of immediately
                  available funds in the amount of $12,750,000 to a single account designated by Seller, representing the remainder of the Initial Purchase Price;

                                    (iii) in addition to payment of the Purchase
                  Price, Buyer shall deliver to Seller the Instrument of Assumption attached as Exhibit D; and

                                    (iv) in addition to payment of the Purchase
                  Price, a wire transfer of immediately available funds in the amount of $83,700 representing the aggregate amount of the Seller's security deposit and prepaid rent with respect to the Yates Lease.

                           (b) Closing Balance Sheet. Incident to the Closing, Buyer and its independent auditors shall conduct a physical count and inspection of the Purchased Assets, including without limitation the Inventory, as of the Effective Time, for use in preparation of the Closing Balance Sheet described in this paragraph. The physical inventory of the Purchased Assets shall be conducted no later than five days following the Closing Date in accordance with the policies and procedures described on Exhibit B attached hereto. As soon as practicable following the Closing Date, Buyer shall cause to be prepared a statement of Purchased Assets and Assumed Liabilities as of the Effective Time (the "Closing Balance Sheet"), and shall have the Closing Balance Sheet audited by Deloitte & Touche. Seller and its independent auditors shall be permitted to observe the physical inventory and to review the preparation of the Closing Balance Sheet and all work papers, books and records associated with such preparation. Buyer and Seller shall cooperate with each other and their respective auditors to the extent reasonable and practical in the course of preparing the Closing Balance Sheet. Buyer shall use its commercially reasonable best efforts to cause the Closing Balance Sheet, together with the auditor's report thereon, to be delivered to Seller within 60 days following the Closing Date, and agrees that it shall be delivered to Seller in any event no later than the 90th day following the Closing Date. The Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles applied on a basis consistent with those applied in preparation of the "August 31 Balance Sheet" of Seller (as defined in Section 3.5 below), which principles are described on Exhibit B attached hereto. The Closing Balance Sheet shall reflect, among other things, the following items:
         (i) all accounts payable of Seller due to Buyer as of the Effective Time, valued at face value (the "Pluma Payables"); (ii) all Inventory that consists of goods manufactured by Buyer, valued at the lower of Buyer's invoice price or market under Accounting Research Bulletin Number 43 (the "Pluma Inventories"); (iii) an amount to be known as "Adjusted Working Capital", which shall consist of trade accounts receivable as adjusted to reflect a reserve for uncollectible accounts, plus Inventories valued at the lower of invoice cost or market under Accounting Research Bulletin Number 43 (excluding the Pluma Inventories), plus other current assets purchased by Buyer, less trade accounts payable (excluding the Pluma Payables), less other current liabilities assumed by Buyer, if any. The Closing Balance Sheet shall form the basis for certain adjustments to the Purchase Price, as described in Section 2.1(c) below. Buyer shall deliver to Seller at the same time as the Closing Balance Sheet a statement (the "Adjustments Statement") showing any Purchase Price adjustment required as a result of the amounts reflected on Closing Balance Sheet, and specifying the final Purchase Price, as adjusted (the "Final Purchase Price").

                           (c)      Purchase Price Adjustments.

                                    (i) Pluma Inventory and Payables. If the
                  Pluma Payables reflected on the Closing Balance Sheet exceed the Pluma Inventories reflected on the Closing Balance Sheet, the Purchase Price shall be reduced one dollar for each dollar of such excess. If the Pluma Payables reflected on the Closing Balance Sheet are less than the Pluma Inventories reflected on the Closing Balance Sheet, the Purchase Price shall be increased one dollar for each dollar of such excess.

                                    (ii) Adjusted Working Capital. If Adjusted
                  Working Capital reflected on the Closing Balance Sheet is less than $9,816,000, the Purchase Price shall be reduced one dollar for each dollar of such shortfall.

                                    (iii) Net Asset Value. If the Initial
                  Purchase Price, as adjusted pursuant to clauses (i) and (ii) above, exceeds the "Net Asset Value" (as defined below) by more than

                  $7,434,000, the Purchase Price shall be reduced one dollar for each dollar of such excess. For purposes of this Section, the term "Net Asset Value" shall mean the value of all Accounts Receivable (less reserves), Inventory (less reserves), property, plant and equipment and other current assets purchased by Buyer hereunder minus the amount of all liabilities assumed by Buyer hereunder, all as shown on the Closing Balance Sheet.

                           (d) Dispute Resolution. If Seller does not deliver to Buyer, within 15 business days following its receipt of the Closing Balance Sheet and the Adjustments Statement, any objection thereto, then Seller shall be deemed to agree with the Closing Balance Sheet and the Adjustments Statement, and such documents shall be final and binding between the parties. If Seller does deliver a notice of objection within the 15 business day period described above, the parties agree to negotiate in good faith to resolve their differences as to any disputed amounts. If they are unable to resolve their differences within 15 business days after Seller's notice of objection, then such differences shall be submitted to a mutually agreed upon office of Ernst & Young or such other nationally recognized independent certified public accounting firm as may be jointly selected by Buyer and Seller, who shall act as an arbitrator. The arbitrator shall be instructed to use its commercially reasonable efforts to perform such services within 30 days of the submission to it of the Closing Balance Sheet and Adjustments Statement and the related dispute, and, in any case, as soon as practicable after such submission. Each of the parties shall bear all costs and expenses incurred by it (including legal and accounting fees) in connection with such arbitration; provided, however, that the fees and expenses of the arbitrator shall be shared equally by Buyer and Seller. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator shall be final and binding and there shall be no right of appeal therefrom.

                           (e) Instructions to Escrow Agent; Other Payments. As soon as the Closing Balance Sheet and Adjustments Statement have become final, whether by mutual agreement of the parties or by a decision of the arbitrator, Buyer and Seller agree to execute joint instructions to the Escrow Agent and to take other actions, as described below. If either Buyer or Seller fails to execute such instructions to the Escrow Agent within three business days following the final decision of the arbitrator, then the arbitrator is authorized to execute such instructions and deliver them to the Escrow Agent.

                                    (i) If the Final Purchase Price equals the
                  Initial Purchase Price, the Escrow Agent shall be instructed to distribute the entire Price Adjustment Holdback Amount (with accrued interest) to Seller.

                                    (ii) If the Final Purchase Price is greater
                  than the Initial Purchase Price, the Escrow Agent shall be instructed to distribute the entire Price Adjustment Holdback Amount (with accrued interest) to Seller, and Buyer shall pay immediately by wire transfer to Seller the excess of the Final Purchase Price over the Initial Purchase Price.

                                    (iii) If the Final Purchase Price is less
                  than the Initial Purchase Price, the Escrow Agent shall be instructed to distribute to Buyer so much of the Price Adjustment Holdback Amount as shall be equal to such shortfall (with accrued interest on such amount), and to distribute to Seller the remainder of the Price Adjustment Holdback Amount, if any (with accrued interest on such amount). If the Price Adjustment Holdback Amount is less than the amount of the shortfall between the Final Purchase Price and the Initial Purchase Price, then Seller and the Partners jointly and severally agree to pay immediately by wire transfer to Buyer any additional amounts due to cover such shortfall.

                  2.2 Allocation. Following completion of the Closing Balance Sheet and all adjustments to the Initial Purchase Price, the parties agree to complete the Form 8594 in the form promulgated by the Internal Revenue Service to show the parties' agreement as to the allocation of the Final Purchase Price among the assets purchased by Buyer from Seller. The Form 8594 shall reflect the allocation of $250,000 to the covenants not to compete set forth in Section 2.4 below. Each of Buyer and Seller agrees to file such Form 8594 with its respective federal income tax return for the tax year in which the Closing occurs. Each party agrees to deliver to the other a copy of the Form 8594 as filed with its return within 30 days of filing such return.

                  2.3 Proration of Certain Items. With respect to certain expenses incurred in the operation of the Business, the following prorations shall be made:

                           (a) Operating Expenses. Subject to the specific provisions of this Section, Seller shall continue to be responsible for all costs and expenses attributable to ownership of the Purchased Assets up to the Effective Time, and Buyer shall become responsible for all costs and expenses attributable to ownership of the Purchased Assets from and after the Effective Time.

                           (b) Taxes. Real and personal ad valorem property taxes shall be apportioned at the Closing as of the Effective Time, based on current tax bills if available; and if not available, based on the most recent tax bills available with appropriate subsequent adjustment when bills for the current year are received.

                           (c) Utilities; Rental Payments. Utilities, water, sewer charges and similar utility charges, as well as rental charges for leased premises or leased personal property, shall be apportioned based on the number of operating days occurring before and after the Effective Time during the billing period or rental period, as the case may be, for each such charge.

                           (d) Prepaid Items. Those prepaid expenses and deferred items and similar other assets which will benefit Buyer in its normal operation of the Business after the Closing and which are listed on Schedule 2.3(d) shall be apportioned at the Closing as of the Effective Time.

Appropriate cash payments by Seller or Buyer, as the case may require, shall be made from time to time, as soon as practicable after the facts giving rise to the obligation for such payments are known, to give effect to the prorations provided in this Section, but in any event no later than the resolution of the Closing Balance Sheet (except for any adjustments pursuant to the last clause of Section 2.3(b), which shall be made after tax bills for the current year are received).

                  2.4 Noncompetition. As a condition to Buyer's obligation to purchase the Purchased Assets and in order to ensure to Buyer the full benefits of the Purchased Assets and the Business, each of Seller and the Partners hereby covenants and agrees that, during the "Restricted Period" (defined below), he or it will not in any manner, directly or indirectly, whether as an owner, manager, lender, consultant, partner, agent, employee, officer or director, engage in the business of a wholesale distributorship of apparel products within any state in the United States. In addition, each of Seller and the Partners hereby covenants and agrees that, during the "Restricted Period" (defined below), he or it will not directly or indirectly, on behalf of itself or himself or on behalf of any other person, firm, partnership, corporation, association or other entity, (a) call upon any of the customers or clients of Seller or Buyer for the purpose of soliciting or providing any product or service similar to that provided by Seller or Buyer, or (b) solicit, divert or take away any of the customers, clients, business or patrons of Seller or Buyer. The term "Restricted Period" shall mean five years following the Closing Date; provided, however, that in the case of any Partner who becomes employed by Buyer, the "Restricted Period" shall mean five years following the Closing Date or one year following termination of such Partner's employment with Buyer, whichever occurs later. Notwithstanding the foregoing, the parties agree that (a) Seller and the Partners shall be permitted, for a period of six months following the Closing Date, to dispose of those certain items of obsolete inventory which are listed in Schedule 1.3(i), and that their actions in connection with such disposition shall not constitute a breach of the covenants of this Section, and (b) Jeffrey Robinson's performance of his duties under the Employment Agreement with Pluma described in Section 6.9 shall not constitute a breach of the covenants in this Section. Seller and Partners acknowledge that any breach of the covenants of this Section will result in irreparable damage and continuing injury to Buyer. Therefore, in the event of any breach or threatened breach of the covenants in this Section, Seller and Partners acknowledge that Buyer shall be entitled, without limiting any other remedies, to an injunction restraining Seller or any Partner, as the case may be, from committing any such violation. Seller and the Partners acknowledge and agree that (a) Seller presently sells to customers in each state in the United States, (b) the covenants of this Section are reasonably necessary for the protection of Buyer and its business, (c) such covenants are reasonably limited with respect to the activities prohibited, the duration thereof, the geographical area thereof, the scope thereof and the effect thereof on Seller, the Partners and the public, (d) the purpose and effect of such covenants is solely to protect Buyer for a limited period of time from unfair competition by Seller and the Partners and
(e) the purchase of the Purchased Assets is expressly conditioned upon Seller and the Partners entering into all of the covenants and provisions of this Section. In the event that any provision of this Section shall be determined by any court to be unenforceable, this Section shall be interpreted to extend over the maximum time periods for which it may be enforceable, and to the maximum extent in any and all other respects as to which it may be enforceable, all as shall be determined by such court.


                                   ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF SELLER AND PARTNERS

                  Seller and the Partners, jointly and severally, represent and warrant to Buyer as follows:

                  3.1 Organization and Good Standing; Governing Documents. Seller is a general partnership duly organized and validly existing under the laws of the State of California, and there has not occurred any dissolution of Seller or any event which, with notice of the passage of time or either, could cause dissolution of Seller, either pursuant to the terms of its Partnership Agreement, by operation of law or otherwise. Seller has all requisite power and authority to own, operate and lease the Purchased Assets and to conduct the operations of the Business as presently conducted. Seller is duly qualified to do business and is in good standing in all other jurisdictions in which the character of the property owned, leased or operated by it or the nature of the business conducted by it is such that the failure to so qualify would materially and adversely affect the Business or the value of the Purchased Assets, and such jurisdictions are listed on Schedule 3.1. Seller has previously delivered to Buyer true and complete copies of its Partnership Agreement, including all amendments thereto. The partners of Seller are Harold Robinson, Carole Robinson, Jeffrey N. Robinson and James H. Robinson, and there are no other persons or entities having any partnership interest or other ownership interest in Seller.

                  3.2 Authority. Seller has all requisite partnership power and authority to execute and deliver this Agreement and the Escrow Agreement and to perform the transactions contemplated hereby and thereby. Each Partner has full legal capacity to execute and deliver this Agreement and to perform the transactions contemplated hereby. The execution, delivery and performance of this

Agreement have been duly and validly authorized by all necessary action on the part of Seller. This Agreement has been duly executed and delivered by Seller and the Partners and constitutes a valid and binding obligation of Seller and the Partners, enforceable against each of them in accordance with its terms, except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by principles of equity regarding the availability of remedies. The Escrow Agreement will be duly executed and delivered by Seller at the Closing, and will constitute at Closing a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by principles of equity regarding the availability of remedies.

                  3.3 No Conflict or Breach. The execution, delivery and performance of this Agreement and the Escrow Agreement by Seller and the Partners do not and will not:

                           (a) conflict with or constitute a violation of the Partnership Agreement of Seller;

                           (b) assuming compliance with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), conflict with or constitute a violation of any law, statute, judgment, order, decree or regulation of any legislative body, court, administrative agency, governmental authority or arbitrator applicable to or relating to Seller, the Partners or the Purchased Assets;

                           (c) conflict with, constitute a default under, result in a breach or acceleration of or, except as set forth on Schedule 3.4, require notice to or the consent of any third party under any contract, agreement, lease, commitment, mortgage, note, license or other instrument or obligation to which Seller or any Partner is party or by which any of them are bound or by which the Purchased Assets are affected; or

                           (d) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on any of the Purchased Assets or on any of the funds to be held under the Escrow Agreement.

                  3.4 Consents and Approvals. Schedule 3.4 describes each of the following which is required in connection with the valid execution and delivery by Seller and the Partners of this Agreement, in connection with the valid execution and delivery by Seller of the Escrow Agreement or in connection with the consummation by Seller and the Partners of the transactions contemplated herein and therein (including without limitation the assignment of the Assumed Contracts to Buyer): (a) each consent, approval, authorization, registration or filing with any federal, state or local judicial or governmental authority or administrative agency other than as required under the HSR Act, and (b) each consent, approval, authorization of or notice to any other third party. The items described in clauses (a) and (b) are referred to collectively as the "Required Consents".

                  3.5 Financial Statements. Seller has previously delivered to Buyer true and complete copies of the compiled balance sheets of Seller as of December 31, 1994, 1995 and 1996 and the related statements of operations, partners' equity and cash flows for the calendar years then ended, including the footnotes and schedules of operating expenses supplied therewith. In addition, at Buyer's request, Seller has prepared a balance sheet of Seller as of August 31, 1997 (which balance sheet will be audited by Deloitte & Touche, as described in Section 5.3 below) (such balance sheet, including the footnotes thereto and the opinion prepared in connection therewith by the independent certified public accountants reviewing the same, are referred to herein as the "August 31 Balance Sheet"). The August 31 Balance Sheet and the documents described in the first sentence of this
Section 3.5 are collectively referred to as the "Financial Statements." Except as described on Schedule 3.5, each of the Financial Statements:

                           (a) is in accordance with the books and records of the Seller;

                           (b) presents fairly the assets, liabilities and financial condition of Seller as of the respective dates thereof, and the results of operations for the periods then ending; and

                           (c) has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

Seller has no liability or obligation, whether accrued, absolute, or contingent that is not reflected or reserved against in the August 31 Balance Sheet, except for those that are not required by generally accepted accounting principles to be included therein, and except for (i) liabilities identified as such on
Schedule 3.5, (ii) accounts payable, accrued salaries and other employee benefits that have been incurred in the ordinary course of business since August 31, 1997 and (iii) Seller's obligations under the Assumed Contracts.

                  3.6 Books and Records. The books and records of Seller relating to the Business and the Purchased Assets are true, accurate and complete.

                  3.7 Title to and Sufficiency of Assets. Seller has good and marketable title to all of the Purchased Assets, free and clear of any liens, encumbrances, claims, security interests, mortgages or pledges of any nature (collectively, "Liens"), other than:

                           (a) Liens for taxes not yet due and payable;

                           (b) Liens for taxes being contested in good faith by appropriate proceedings, all of which are described on Schedule 3.7
         (b);

                           (c) Other Liens described on Schedule 3.7(c); and

                           (d) With respect to assets that are leased by Seller, the conditions of the leases therefor.

All Liens described on Schedule 3.7(c) will be removed at or prior to Closing. The Purchased Assets together with the Excluded Assets constitute all of the assets, tangible and intangible, of any nature whatsoever, required to operate the Business in the City of Commerce, California in the manner presently operated by Seller.

                  3.8      Real Property.

                           (a) Owned. Seller owns no real property.

                           (b) Leased. Schedule 3.8 contains a true and correct description of all real property leased by Seller and used in connection with the Business. A true and correct copy of the lease (including all amendments thereto) for the Yates premises described on
         Schedule 3.8 (the "Yates Premises") has previously been delivered to Buyer (the "Yates Lease"). The Yates Lease is valid, binding and enforceable by Seller in accordance with its terms and is in full force and effect; and, to the best knowledge of Seller and the Partners, there are no offsets or defenses by either landlord or tenant thereunder. There are no existing defaults, and no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute defaults, under the Yates Lease.

                           (c) Improvements; Zoning. To the best knowledge of Seller and the Partners, the Yates Premises are zoned for the various purposes for which the improvements thereon are presently being used, and all such improvements are in material compliance with all applicable zoning and land use laws, ordinances and regulations. All improvements at the Yates Premises used by Seller are in good repair and in good operating condition, ordinary wear and tear excepted, and are free from patent defects and, to the best knowledge of Seller and the Partners, latent defects. To the best knowledge of Seller, no part of any such improvement encroaches on any real property not included in the Yates Premises.

                  3.9 Tangible Personal Property. Each item of tangible personal property owned by Seller and used in connection with the Business and valued at over $2,500 is listed on Schedule 1.2(a), and all tangible personal property leased by Seller and used in connection with the Business (but excluding those items described in Schedule 1.3(i), which are Excluded Assets) is described on
Schedule 1.2(d) (which lists Assumed Contracts). Each item of Tangible Personal Property, and each item of tangible personal property leased under the Assumed Contracts, is in good operating order, condition and repair, ordinary wear and tear excepted, is suitable for immediate use in the ordinary course of business of the Business, is free from known defects, and is of a quality and quantity presently usable in the ordinary course of business of the Business. No item of Tangible Personal Property is in need of repair or replacement other than as part of routine maintenance in the ordinary course of business.

                  3.10 Inventories. All items included in the Inventory (net of reserves to be reflected on the Closing Balance Sheet or notes thereto) (i) are in good condition, not obsolete or defective; (ii) are and will be useable or saleable within one year from the Closing Date at a price not less than 50% of their cost; (iii) are located at either the Yates Premises or DDC warehouse located at 2555 Olympic Boulevard, Los Angeles, California; and (iv) have been acquired by Seller only in bona fide transactions entered into in the ordinary course of business. No representation is made as to whether or not items included in the Inventory may become obsolete from and after the Effective Time.

                  3.11 Contracts. Schedule 3.11 lists all contracts, commitments, agreements (including agreements for the borrowing of money or the extension of credit), leases (except for leases of real property, which are listed on Schedule 3.8), licenses, understandings and obligations, whether written or oral, to which Seller is party or by which Seller or the Purchased Assets are bound or affected which (i) are not terminable by Seller on 30 days' notice without penalty or (ii) involve the expenditure by Seller of more than $10,000 or the provision of goods or services by Seller having a value over $10,000 (collectively, the "Contracts"). Certain of the Contracts will be assigned to Buyer at the Closing, and are defined herein as "Assumed Contracts" and are listed on Schedule 1.2(d). Seller has delivered to Buyer true and complete copies of all written Contracts and true and complete memoranda of all oral Contracts, including any and all amendments and other modifications thereto. Each of the Assumed Contracts is valid, binding and enforceable against Seller and, to the best knowledge of Seller and the Partners, against the other parties thereto, in accordance with its terms and is in full force and effect. There are no existing defaults by Seller or, to the best knowledge of Seller and the Partners, by the other parties thereto; and, to the best knowledge of Seller and the Partners, no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute defaults, under any of the Assumed Contracts. The assignment of the Assumed Contracts by Seller to Buyer will not, with respect to any Assumed Contract, (i) constitute a default thereunder, (ii) require the consent of any person or party, except for the Required Consents, or (iii) adversely affect the validity thereof.

                  3.12 Receivables. All Receivables reflected on the August 31 Balance Sheet, and all Receivables to be reflected on the Closing Balance Sheet, in each case net of the reserves established on such financial statements, are or at the Closing Date will be, legal, valid and binding obligations, and will be collected in full at face value (net of the reserves described above) within 180 days after the Closing Date. All such Receivables were created in the ordinary course of business of the Business. Except as set forth in Schedule 3.12, there are no set-offs, counterclaims or disputes asserted with respect to any Receivable, nor, to the best knowledge of Seller or any Partner, are any such set-offs, counterclaims or disputes threatened, except as to which reserves have been established. No discount or allowance from any Receivable has been made or agreed to, except discounts reflected in documents evidencing such account and described on Schedule 3.12.

                  3.13 Intellectual Property. Schedule 1.2(f) sets forth a list of all Marks owned or used by Seller in connection with the Business (including without limitation the name "Frank L. Robinson Company" and any variations thereof), a list of the goods or services with which each Mark is used, the dates of first use of each Mark and all United States, foreign and state registrations relating to any of the Marks (the "Trademark Registrations"). Each of the Marks has been in continuous use since the date of first use recited in
Schedule 1.2(f), and each of the Marks is now in use in interstate or intrastate commerce, in each case as specified in Schedule 1.2(f), on or in connection with all of the goods or services set forth on such Schedule. Schedule 1.2(f) also sets forth (a) a list of all Copyrights and all registrations issued by the United States Copyright Office or the office of any foreign jurisdiction for any of the Copyrights (the "Copyright Registrations"), (b) a list of all inventions owned or used by Seller in connection with the Business which are the subject of United States or foreign letters patent or applications therefor, together with the applicable patent number, application number, application date and issue date, and (c) a brief description of all of the Trade Secrets. Seller has not intentionally disclosed, and, to the best knowledge of Seller and the Partners, no Partner, employee or agent of Seller has disclosed any of the Trade Secrets to any third party, except in each case to attorneys, accountants or consultants of Seller and to other parties who have executed a confidentiality agreement in favor of Seller or are otherwise subject to an obligation of confidentiality. Seller owns all right, title and interest in and to each item included in the Intellectual Property, free and clear of any Liens or licenses. Seller is the record owner of each of the Trademark Registrations, the Copyright Registrations and the Patents, each of which is in full force and effect, and all required maintenance filings, tax payments, annuities and maintenance fee payments have been timely completed with respect to each. Seller has not licensed any of the Intellectual Property to any third party, and no third party has any right to use any of the Intellectual Property. The Intellectual Property consists of all of the intellectual property rights necessary to conduct the Business. There are no claims or suits pending against Seller challenging Seller's ownership of or right to use any of the Intellectual Property, nor to the best knowledge of Seller and the Partners does there exist any basis therefor. There are no claims or suits pending against Seller alleging that any of the Intellectual Property infringes any rights of any third parties, nor to the best knowledge of Seller and the Partners does there exist any basis therefor.

                  3.14 Major Suppliers and Customers. Schedule 3.14 contains a list of the top ten suppliers of Seller and the top 25 customers of Seller, as measured by the amounts (net of returns and allowances) purchased by Seller from such suppliers, or sold by Seller to such customers, during the 12 months ended on August 31, 1997. Schedule 3.14 reflects in each case the amounts (net of returns and allowances) so purchased or sold by Seller during such 12 month period. Except as set forth in Schedule 3.14, Seller is not engaged in any dispute with any of such top suppliers or customers. Except as set forth on
Schedule 3.14, neither Seller nor any Partner has reason to believe that the sale of the Purchased Assets hereunder will have any adverse effect on the business relationship of any such top suppliers or customers with the Business.

                  3.15 Litigation. Except as described on Schedule 3.15, there are no claims, actions, suits, arbitration proceedings, inquiries, hearings, injunctions or investigations ("Claims") pending, or to the best knowledge of Seller or any Partner, threatened, against Seller, its operations or the Business. Except as described on Schedule 3.15, no Claims have been brought within the last two years against Seller or the Business, or affecting the Purchased Assets, or relating to Seller's ownership, use or operation of the Purchased Assets. Neither Seller nor any Partner knows of any facts or circumstances which could reasonably serve as the basis for any Claim against Seller involving the Business or the Purchased Assets, or, by virtue of the execution, delivery and performance of this Agreement, against Buyer.

                  3.16 Compliance with Decrees and Laws. There is not outstanding or, to the best knowledge of Seller or any Partner, threatened, any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or involving Seller, the Business or the Purchased Assets. Seller is currently, and has been at all times since January 1, 1995, in compliance in all material respects with all laws, statutes, rules, regulations, orders and licensing requirements ("Rules") of federal, state, local and foreign agencies and authorities applicable to the business, properties and operations of the Business (including, without limitation, those relating to antitrust and trade regulation, civil rights, labor and discrimination, safety and health). To the best knowledge of Seller and the Partners, there has been no allegation of any violation of any such Rules, and no investigation or review by any federal, state or local body or agency is pending or, to the best knowledge of Seller, threatened or planned with respect to Seller, the Business or the Purchased Assets.

                  3.17 Permits. Seller has obtained all permits, authorizations, certificates, approvals, licenses, exemptions and classifications required for the conduct of the Business and the ownership and operation of the Purchased Assets, all of which are described on Schedule 3.17. Seller is not in violation of any of the Permits, and no proceedings are pending or, to the best knowledge of Seller or the Partners, threatened, to revoke or limit any Permit. All of the Permits that are legally transferable will be effectively assigned and transferred to Buyer at the Closing.

                  3.18 Taxes. The Partners and Seller have properly completed, and timely filed in correct form with the appropriate United States, state and local governmental agencies and with the appropriate foreign countries and political subdivisions thereof, all tax returns of any nature, all reports and all declarations of estimated tax (collectively, the "Tax Returns") required to be filed before the Effective Time. All of Tax Returns of Seller and each of the Partners are accurate and complete as filed, and Seller and each of the Partners have paid in full or, in the case of Seller, have paid in full or made adequate provision in its financial statements for all amounts shown to be due thereon. All United States, state and local income, profits, franchise, sales, use, occupancy, property, severance, excise, value added, withholding and other taxes, and all taxes owing to any foreign countries and political subdivisions thereof (including interest, penalties and any additions to tax) (the "Taxes") due to or claimed to be due to each taxing authority in respect of each Partner, the Seller, the Business or the Purchased Assets, for all periods through the date of this Agreement, have been, and for all periods through the Effective Time will be, fully paid or, in the case of Seller, fully paid or adequately provided for in the financial statements of Seller. The Seller has timely made and will timely make all withholdings of tax required to be made under all applicable United States, state and local tax regulations, and such withholdings have either been paid or will be paid to the respective governmental agencies or set aside in accounts for such purpose or accrued, reserved against and entered upon the books of Seller. All deficiencies asserted as a result of any examinations of the Tax Returns have been paid. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return of Seller or any of the Partners, or the period for assessment or collection of any Taxes of Seller or any of the Partners. Neither the Partners nor Seller is a party to any pending action or proceeding, nor to the best knowledge of the Partners or Seller, is there threatened any action or proceeding, by any governmental authority for assessment or collection of taxes, and neither the Partners nor Seller has been notified by any governmental authority that an audit or review of any tax matter is contemplated. There are no tax liens (other than liens for taxes for current and subsequent years which are not yet due and payable) upon any of the Purchased Assets. Neither the Partners nor Seller are a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code") and Buyer has no obligation to withhold taxes from the Purchase Price due to the Partners or Seller.

                  3.19 Environmental Matters. The existing and prior uses of the Purchased Assets and the Yates Premises by Seller comply with, and at all times have complied with, and Seller is not in violation of, and has not violated, in connection with the ownership, use, maintenance or operation of the Purchased Assets or the Yates Premises, any applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, licenses or permits of any governmental authorities relating to environmental matters, including by way of illustration and not by way of limitation the Comprehensive Environmental Response, Compensation and Liability Act as amended, the Resource Conservation Recovery Act as amended, the Clean Air Act, the Clean Water Act, the Occupational Safety and Health Act, the Toxic Substances Control Act, any "Superfund" or "Superlien" law, the California Underground Storage of Hazardous Substances Account Act, the California Hazardous Waste Control Act, the California Safe Drinking Water and Toxic Enforcement Act, the Porter- Cologne Water Quality Act, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order, decree or guideline (whether published or unpublished) regulating, relating to or imposing liability or standards of conduct concerning any petroleum, petroleum by-product (including but not limited to crude oil, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, oil mixed with other waste, oil sludge, and all other liquid hydrocarbons, regardless of specific gravity), natural or synthetic gas, hazardous substance or materials, toxic or dangerous waste, substance or material, pollutant or contaminant (collectively "Environmental Laws"). Specifically, but not in limitation of the foregoing:

                           (a) Seller has obtained and is in compliance in all material respects with the terms and provisions of all licenses and permits necessary for compliance with the Environmental Laws with respect to the Business, all of which licenses and permits issued to Seller are listed on Schedule 3.17.

                           (b) Except as set forth on Schedule 3.19, to the best knowledge of Seller and the Partners, the Purchased Assets and the Yates Premises are free of asbestos containing materials ("ACM's") and polychlorinated biphenyls ("PCB's").

                           (c) Seller and, to the best knowledge, without inquiry, of Seller and the Partners, its predecessors in interest, have operated the Purchased Assets and the Yates Premises, and have at all times received, handled, used, stored, treated and disposed of all Hazardous Materials, in compliance in all material respects with all Environmental Laws. As used in this Agreement, "Hazardous Material" means and includes asbestos, ACM's, PCB's, lead-based paints, any petroleum product, petroleum by-products (including but not limited to crude oil or any fraction of it, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, oil mixed with other wastes, oil sludge and all other liquid hydrocarbons, regardless of specific gravity), natural or synthetic gas products and/or hazardous substance or materials, waste, pollutant or contaminant, defined as such in (or for the purposes of) the Environmental Laws. Seller has not transported or arranged for the transport of any Hazardous Materials.

                           (d) Except as set forth on Schedule 3.19, no Hazardous Material has been released, deposited, discharged, placed, disposed of or originated by Seller on or under the Purchased Assets or the Yates Premises.

                           (e) Except as set forth on Schedule 3.19, to the best knowledge of Seller and the Partners, there are no underground or aboveground tanks situated on the Yates Premises.

                           (f) No Environmental Law, and to the best knowledge of Seller and the Partners, no proposed Environmental Law, imposes standards or requirements, or will impose standards or requirements, which will require the owner or operator of the Business to engage in any work, repairs, construction or capital expenditures at the Yates Premises in order to comply with such Environmental Law or such proposed Environmental Law.

                           (g) Except as set forth on Schedule 3.19, no notices of any violation, inquiries or requests for information relating to any of the matters referred to in Subsections (a) through (f) above relating to the Purchased Assets or the Yates Premises or their use have been received by Seller.

                  3.20 Insurance. Schedule 3.20 describes all insurance policies maintained by Seller with respect to the Business and the Purchased Assets. All premiums due on such policies have been paid and will be paid through the Effective Time, and neither Seller nor any Partner has received notice of cancellation or of any dispute as to validity of coverage under any such policies. Seller has not been refused any insurance by any insurance carrier during the past two years.

                  3.21 Labor and Employment Matters. Except as set forth in
Schedule 3.21, with respect to employment matters:

                           (a) No employees of Seller who work in the Business are or have been represented by a union or other labor organization or covered by any collective bargaining agreement, and to the best knowledge of Seller and the Partners, no union is attempting to organize any such employees.

                           (b) There is no labor strike, dispute, slowdown, stoppage or similar labor difficulty pending or, to the best knowledge of Seller or the Partners, threatened against or affecting Seller or the Business, nor have there been any such events pending or threatened during the past 24 months.

                           (c) Seller is in compliance in all material respects with all federal, state and local laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and there is no unfair labor practice complaint against Seller pending or, to the best knowledge of Seller or the Partners, threatened.

                           (d) No representations have been made by Seller or its Partners, employees or agents to employees of Seller with respect to Buyer's intentions to employ, or not to employ, Seller's employees or with respect to the conditions of any such employment.

                  3.22     Employees; Compensation; Benefit Plans.

                           (a) Employees; Compensation. Schedule 3.22 sets forth a complete and correct list of the name, position, rate of compensation and any incentive compensation arrangements, bonuses or commissions or fringe or other benefits, whether payable in cash or in kind, of each current employee, director, independent contractor, consultant and agent of Seller who is associated with the Business and each other person to whom Seller pays or provides, or has an obligation, agreement (written or unwritten), policy or practice of paying or providing, retirement, health, welfare or other benefits of any kind or description whatsoever.

                           (b)      Employee Benefit Plans.

                                    (i) Schedule 3.22 contains an accurate and
                  complete list of all Plans, as defined below, contributed to, maintained or sponsored by Seller, to which Seller is obligated to contribute or with respect to which Seller has any liability or potential liability, whether direct or indirect, including all Plans contributed to, maintained or sponsored by each member of the controlled group of companies, within the meaning of Sections 414(b), 414(c), and 414(m) of the Code, of which Seller is a member to the extent Seller has any potential liability with respect to such Plans. For purposes of this Agreement, the term "Plans" shall mean: (A) employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not funded and whether or not terminated, (B) employment agreements, and (C) personnel policies or fringe benefit plans, policies, programs and arrangements, whether or not subject to ERISA, whether or not funded, and whether or not terminated, including without limitation, stock bonus, deferred compensation, pension, severance, bonus, vacation, travel, incentive, and health, disability and welfare plans.

                                    (ii) Except as disclosed in Schedule 3.22,
                  Seller does not contribute to, has no obligation to contribute to or otherwise has no liability or potential liability with respect to (A) any Multiemployer Plan (as such term is defined in Section 3(37) of ERISA), (B) any Pension Plan as such term is defined in Section 3(2) of ERISA, or (C) any plan which provides health, life insurance, accident or other "welfare-type" benefits to current or future retirees or current former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code or applicable state continuation coverage law.

                                    (iii) Except as disclosed in Schedule 3.22,
                  none of the Plans obligates Seller to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change in control," as such term is used in Section 280G of the Code (and regulations promulgated thereunder).

                                    (iv) Each Plan and all related trusts,
                  insurance contracts, and funds have been maintained, funded and administered in material compliance in all respects with all applicable laws and regulations, including but not limited to ERISA and the Code. None of Seller, any trustee or administrator of any Plan, or any other person has engaged in any transaction with respect to any Plan which could subject Seller, or any trustee or administrator of any Plan, or any party dealing with any Plan, or Buyer to any tax or penalty imposed by ERISA or the Code. No actions, suits, claims, complaints, charges, proceedings, hearings, investigations, or demands with respect to the Plans (other than routine claims for benefits) are pending or threatened, and Seller has no knowledge of any facts which could give rise to or be expected to give rise to any actions, suits, claims, complaints, charges, proceedings, hearings, investigations, or demands. No Plan that is subject to the funding requirements of Section 412 of the Code or
                  Section 302 of ERISA has incurred any "accumulated funding deficiency" as such term is defined in such Sections of ERISA and the Code, whether or not waived. No liability to the Pension Benefit Guaranty Corporation ("PBGC") (except for routine payment of premiums) has been or is expected to be incurred with respect to any Plan that is subject to Title IV of ERISA, no reportable event (as such term is defined in Section 4043 of ERISA) has occurred with respect to any such Plan, and the PBGC has not commenced or threatened the termination of any Plan. None of the Purchased Assets is the subject of any lien arising under Section 302(f) or ERISA or
                  Section 412(n) of the Code, Seller has not been required to post any security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code, and neither Seller nor any officer or director of Seller has knowledge of any facts which could be expected to give rise to such lien or such posting of security.

                                    (v) Each Plan that is intended to be
                  qualified under Section 401(a) of the Code, and each trust (if any) forming a part thereof, has received a favorable determination letter from the Internal Revenue Service as to the qualification under the Code of such Plan and the tax exempt status of such related trust, and nothing has occurred since the date of such determination letter that could adversely affect the qualification of such Plan or the tax exempt status of such related trust.

                                    (vi) No underfunded "defined benefit plan"
                  (as such term is defined in Section 3(35) of ERISA) has been, during the five years preceding the Closing Date, transferred out of the controlled group of companies (within the meaning of Sections 414(b), (c) and (m) of the Code) of which Seller is a member or was a member during such five-year period.

                                    (vii) As of the Closing Date, the fair
                  market value of the assets of each Plan that is a defined benefit pension plan equals or exceeds the present value of all vested and non-vested liabilities thereunder determined in accordance with applicable PBGC methods, factors and assumptions applicable to a defined benefit pension plan terminating on such date. With respect to each Plan that is subject to the funding requirements of Section 412 of the Code and Section 302 of ERISA, all required or recommended contributions for all periods ending prior to or as of the Closing Date (including periods from the first day of the then-current plan year to the Closing Date and including all quarterly contributions required in accordance with Section 412(m) of the Code) shall have been made. With respect to each other Plan, all required or recommended payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been made. No Plan has any material unfunded liabilities.

                                    (viii) With respect to each Plan, Seller has
                  provided Buyer with true, complete and correct copies, to the extent applicable, of (A) all documents pursuant to which the Plans are maintained, funded and administered,
                  (B) the two most recent annual reports (Form 5500 series) filed with the Internal Revenue Service (with attachments),
                  (C) the two most recent actuarial reports, (D) the two most recent financial statements, (E) all governmental rulings, determinations, and opinions (and pending requests for governmental rulings, determinations, and opinions), and (F) the most recent valuation (but in any case at least one that has been completed within the last calendar year) of the present and future obligations under each Plan that provides post-retirement or post-employment health, life insurance, accident or other "welfare- type" benefits.

                  3.23 Absence of Certain Changes. Except as described in
Schedule 3.23, since August 31, 1997, Seller has conducted the operations and business of the Business only in the ordinary course, and has not:

                           (a) Suffered any damage, destruction or loss to any asset of the Business, whether or not covered by insurance;

                           (b) Sold, transferred, distributed or otherwise disposed of any assets used in the operation of the Business, except for inventory sold or disposed of in the ordinary course of business and except for assets consumed or disposed of in the ordinary course of business having an aggregate value not in excess of $5,000;

                           (c) Made or entered into any general wage or salary increase for its employees as a group;

                           (d) Amended or terminated any contract, lease, license or commitment relating to the conduct of the Business or the Purchased Assets;

                           (e) Incurred any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) except normal trade or business obligations incurred in the ordinary course of business;

                           (f) Introduced any new method of management, operations or accounting;

                           (g) Suffered any adverse change in the condition (financial or otherwise), results of operations or business of the Business or the Purchased Assets, or any other event or condition of any character that might reasonably be expected to have a material adverse effect on the Business or the Purchased Assets; or

                           (h) Agreed, whether in writing or otherwise, to take any action described in this Section.

                  3.24 Warranties. There are no continuing or outstanding warranties of Seller applicable to goods sold by Seller, other than express warranties created by any description of goods in fliers, catalogs or invoices of Seller, or by any sample thereof made available by Seller, and warranties implied by law in connection with the sale of goods.

                  3.25 Related Party Transactions. Except as described on
Schedule 3.25, the Assumed Contracts do not include any agreement with, or any other commitment to (a) any officer or partner of Seller; (b) any person related by blood or marriage to any such officer or partner; or (c) any corporation, partnership, trust or other entity in which Seller or any such officer, partner or related person has an equity or participating interest.

                  3.26 Brokers. Except for Inc. Business Resources, no finder, broker, agent or other intermediary has acted for or on behalf of Seller in connection with the negotiation or consummation of this Agreement or the sale of the Business, and no party has made any claims for any brokerage commission, finder's fee or similar payment due from Seller except for those of Inc. Business Resources, for which Seller shall be solely responsible.

                  3.27 Names. During the term of its existence, Seller has not been known by or conducted business under any name other than Frank L. Robinson Company and FL Robinson Co. All Purchased Assets are held by, and all agreements, obligations, expenses and transactions relating to the Business have been entered into, incurred and conducted by Seller under that name.

                  3.28 Disclosure. No representation, warranty or statement made by Seller or any Partner in this Agreement, or any document furnished or to be furnished to Buyer in connection with the sale and purchase of the Purchased Assets, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact known to Seller or any Partner which is necessary to make the statements contained herein or therein not misleading (except that no representation is made as to the omission of any fact or circumstance which affects the industry in general or the economy of the State of California in general and which is not peculiar to Seller). The fact that Seller has delivered copies of certain documents to Buyer shall not alone constitute disclosure of facts required to be disclosed on any Schedule to this Agreement, unless such document is expressly referenced in such Schedule; provided, however, that if an item is disclosed on any Schedule to which it is relevant it shall be deemed to be cross-referenced on all other Schedules to which it is relevant.


                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer represents and warrants to Seller and the Partners as follows:

                  4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

                  4.2 Authority. Buyer has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Escrow Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Escrow Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate and shareholder action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and the Escrow Agreement will be duly executed and delivered by Buyer at the Closing, and constitutes or will constitute at Closing a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

                  4.3 No Conflict or Breach. The execution, delivery and performance of this Agreement and the Escrow Agreement by Buyer do not and will not:

                           (a) conflict with or constitute a violation of the Articles of Incorporation or Bylaws of Buyer;

                           (b) assuming compliance with the HSR Act, conflict with or constitute a violation of any law, statute, judgment, order, decree or regulation of any legislative body, court, administrative agency, governmental authority or arbitrator applicable to or relating to Buyer;

                           (c) conflict with, constitute a default under, result in a breach or acceleration of or require notice to or the consent of any third party under any contract, agreement, lease, commitment, mortgage, note, license or other instrument or obligation to which Buyer is party or is bound or by which the Holdback Amounts are affected or that would prohibit Buyer from performing its obligations under this Agreement or the Escrow Agreement; or

                           (d) result in the creation or imposition of any lien, charge or encumbrance on any of the funds to be held under the Escrow Agreement.

                  4.4 Governmental Approvals. Except as required by the HSR Act, no consent, approval, authorization, registration or filing with any federal, state or local judicial or governmental authority or administrative agency is required in connection with the valid execution and delivery by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated herein.

                  4.5 Brokers. Except for Philpott, Ball & Company, which is acting as financial advisor to Buyer and for whose fees Buyer shall be solely responsible, Buyer has retained no finder, broker, agent or other intermediary to act for or on behalf of Buyer in connection with the negotiation or consummation of this Agreement, and no party has made any claims for any brokerage commission, finder's fee or similar payment due from Buyer.


                                    ARTICLE V
                                MUTUAL COVENANTS

                  Each of Buyer and Seller covenants and agrees with the other as follows:

                  5.1 Best Efforts. Each of Buyer and Seller shall use its best efforts (without obligation to expend funds) to make or obtain all consents, approvals, authorizations, registrations and filings with all federal, state or local judicial or governmental authorities or administrative agencies as are required in connection with the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Buyer and Seller shall, as promptly as practicable following the execution of this Agreement, in cooperation with each other, complete and file with the appropriate authorities the premerger notification forms and any other documents required under the HSR Act. In addition, Seller shall use its best efforts (without obligation to expend funds) to obtain as promptly as possible all other Required Consents.

                  5.2 Confidentiality. In recognition of the confidential nature of certain of the information which will be provided to each party by the other, each of Buyer and Seller agrees to retain in confidence, and to require its directors, officers, employees, consultants, professional representatives and agents (collectively, its "Representatives") to retain in confidence all information transmitted or disclosed to it by the other, and further agrees that it will not use for its own benefit and will not use or disclose to any third party, or permit the use or disclosure to any third party of, any information obtained from or revealed by the other, except that each of Buyer and Seller may disclose the information to those of its Representatives who need the information for the proper performance of their assigned duties with respect to the consummation of the transactions contemplated hereby. In making such information available to its Representatives, each of Buyer and Seller shall take any and all precautions necessary to ensure that its Representatives use the information only as permitted hereby. Notwithstanding anything to the contrary in the foregoing provisions, such information may be disclosed (a) where it is necessary to any regulatory authorities or governmental agencies,
(b) if it is required by court order or decree or applicable law, (c) if it is ascertainable or obtained from public or published information, (d) if it is received from a third party not known to the recipient to be under an obligation to keep such information confidential, or (e) if the recipient can demonstrate by written instrument that such information was in its possession prior to disclosure thereof in connection with this Agreement. If either party shall be required to make disclosure of any such information by operation of law, such disclosing party shall give the other party prior notice of the making of such disclosure and shall use all reasonable efforts to afford such other party an opportunity to contest the making of such disclosure. In the event that the Closing shall not occur, each of Buyer and Seller shall immediately deliver, or cause to be delivered, to the other (without retaining any copies thereof) any and all documents, statements or other written information obtained from the other that contain confidential information, including, without limitation, all copies held by such party's Representatives.

                  5.3 August 31 Audit. The August 31 balance sheet of Seller, including the footnotes thereto and the report prepared in connection therewith by Deloitte & Touche, have previously been defined herein as the "August 31 Balance Sheet". Seller has delivered the draft of the face of the balance sheet of Seller as of August 31, 1997 to Buyer and Deloitte & Touche, and has cooperated fully with Buyer and Deloitte & Touche in connection with the audit. Deloitte & Touche has agreed to deliver to Seller and Buyer a copy of the final draft of the August 31 Balance Sheet.

                  5.4      Employee Benefit Matters; Employees.

                           (a) Subject to the provisions of this Section 5.4, Buyer agrees to offer, contingent upon the Closing, employment to substantially all full-time employees of the Seller, except for those employees who are absent from employment on the Closing Date on account of short or long term disability, on substantially the same terms as the terms of employment (including compensation levels) enjoyed by such employees at the date of this

         Agreement. Seller shall encourage the full-time employees of the Seller to accept employment with Buyer. All employees who accept offers of employment shall hereinafter be referred to in this Section 5.4 as the "Continued Employees." Seller shall assist Buyer in effecting the change of employment of the Continued Employees as of the Closing Date in an orderly fashion.

                           (b) (i) Effective as of the Closing Date, Buyer shall
                  take all action necessary and appropriate to establish and maintain for the Continued Employees medical benefit plans, as well as other employee welfare and fringe benefit plans and programs, as Buyer shall deem appropriate, and, except as otherwise provided in subparagraphs (ii) and (iii) below, Seller shall thereafter have no responsibility for the provision of such benefits for the Continued Employees.

                                    (ii) Except as otherwise provided in this
                  subparagraph (ii) and subparagraph (iii) below, Seller and its insurers shall retain all liabilities, if any, for disabilities, illnesses, injuries, expenses and losses incurred prior to the Closing Date by any covered employee or dependent under any employee welfare benefit plan of Seller, regardless of whether claims for such liabilities shall be made prior to or after the Closing Date. A claim will be deemed to have been incurred upon the occurrence of any injury or the diagnosis of any illness and the claim will include expenses for any related claim or series of related claims. Seller and its insurers shall have no responsibilities for any liabilities for disabilities, illnesses, injuries, expenses and losses incurred on or after the Closing Date for any Continued Employee or the dependent of any Continued Employee.

                                    (iii) As required by Section 6.4(b)(i),
                  effective as of the Closing Date, Buyer shall establish and maintain medical plans for the benefit of the Continued Employees and their dependents. The medical plans established and maintained by Buyer shall not contain a pre-existing condition limitation and shall provide coverage for the Continued Employees and their dependents effective as of the Closing Date, except that any Continued Employee or dependent of any such employee who is hospitalized on the Closing Date shall remain covered by the Seller's medical plan until released from the hospital. Seller and its insurers shall retain liabilities, if any, for any continuation of coverage, if applicable, required under Sections 601 - 609 of ERISA and
                  Section 4980B of the Code with respect to any person other than a Continued Employee, the obligation for which commenced on or prior to the Closing Date. Buyer and its insurers shall be responsible for any expenses and losses actually incurred following the Closing Date for disabilities, injuries and illnesses incurred by any Continued Employee or dependent under Buyer's medical plans on or after the Closing Date. Buyer shall be solely responsible for providing any notices required under Section 606 of ERISA or Section 4980B of the Code to qualified beneficiaries entitled to health care continuation coverage in connection with qualifying events occurring on or after the Closing Date with respect to Continued Employees and their dependents. Nothing in this subparagraph (iii) shall be construed to confer additional benefits upon any employee, dependent or COBRA beneficiary under any employee welfare benefit plan maintained by Seller or to limit the right of Seller to amend or terminate any welfare benefit of Seller as of or after the Closing Date.

                                    (iv) Nothing in this Section 5.4(b) is
                  intended or shall be deemed to expand or extend Seller's liability beyond that which would have existed but for the Closing of this transaction.

                           (c) As of the Closing Date, Buyer shall take all action necessary and appropriate to enable the Continued Employees who are not represented under the Collective Bargaining Agreement referred to in paragraph (e) below ("Non-Union Employees") to receive credit for their prior service with Seller for purposes of participation and vesting under the 401(k) retirement plan maintained by Buyer for its eligible employees (the "Buyer's 401(k) Plan"). Each such Continued Employee who as of the Closing Date has attained age twenty-one (21) and completed one or more years of service with Seller shall become a participant in Buyer's 401(k) Plan on the Closing Date and shall be fully vested under the Buyer's 401(k) Plan on and after the Closing Date.

                           (d) With respect to employees of Seller, Seller shall retain and shall assume, bear and discharge any and all liabilities for workers' compensation benefits arising from acts or occurrences prior to the Effective Time, and Buyer shall assume, bear and discharge all liabilities for workers' compensation benefits for Continued Employees and for any new employees of Buyer arising from acts or occurrences that occur on or after the Effective Time.

                           (e) Seller and Buyer acknowledge the existence of a Collective Bargaining Agreement between the Seller and Miscellaneous Warehousemen Drivers and Helpers Teamsters Local Union No. 986 with an effective date of September 18, 1995, and a termination date of September 18, 1998. The Buyer agrees to adopt said contract and deal with Miscellaneous Warehousemen Drivers and Helpers Teamsters Local Union No. 986 as the sole and exclusive representative of the employees covered by the aforementioned Collective Bargaining Agreement.

                  5.5 Collection of Receivables. Buyer shall, on and after the Closing Date, take all actions in the ordinary course of business consistent with Buyer's customary practices to collect the Receivables. Buyer agrees that if it should discount or take any other action inconsistent with the collection of any of the Receivables for the purpose of maintaining customer relations or for any other reason, and, if such discount or other action is taken without the prior written consent of Seller, then the uncollectibility of any such Receivable shall not be taken into account in determining whether there has been a breach of Seller's representations and warranties in Section 3.12. Buyer and Seller agree that for purposes of crediting amounts collected by Buyer following the Closing Date with respect to Receivables, each payment by an account debtor shall be applied to the invoice for which it is expressly designated by the debtor. If no such designation is made, the payment shall be applied to the oldest outstanding invoice of such debtor; provided, however, that any payment which is in the precise amount of an outstanding invoice or combination of invoices shall be credited against such invoice or invoices. In the event that Buyer collects indemnification from Seller, any Partner or the Escrow Agent for any Loss arising out of the uncollectibility of any of the

Receivables, Buyer agrees to assign all of its rights in such uncollected Receivables (without regard to any reserve therefor, but not to exceed the amount of the Loss with respect to which indemnification was collected) to Seller, so that Seller may pursue collection thereof from the debtor.


                                   ARTICLE VI
                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

                  The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date, unless specifically waived in writing by Buyer prior to the Closing Date:

                  6.1 Representations and Warranties. The representations and warranties of Seller and the Partners contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date.

                  6.2 Compliance with Covenants. Seller and the Partners shall have duly performed and complied with all covenants, agreements and obligations required by this Agreement to be performed or complied with by them on or prior to the Closing.

                  6.3 Absence of Litigation. No action or proceeding shall be pending or, in the reasonable opinion of Buyer, threatened, by or before any court or other governmental body or agency seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which would materially adversely affect the right of Buyer to own, operate or control the Purchased Assets or the Business after the Closing Date.

                  6.4 Absence of Change. No material adverse change shall have occurred in the operations or financial or other condition of the Business or the Purchased Assets, nor shall there have occurred any material casualty loss or destruction of, or damage to, any of the Purchased Assets.

                  6.5 Consents and Approvals. All (a) Required Consents, (b) all other orders or notifications of, or registrations, declarations or filings with, or expiration of waiting periods imposed by, any applicable governmental or judicial authority and (c) consents, approvals, authorizations or notifications of any other third parties in form reasonably satisfactory to Buyer, all as reasonably required in connection with consummation of the transactions contemplated by this Agreement by Buyer, including the operation of the Business by Buyer, shall have been made or obtained or shall have occurred.

                  6.6 Environmental Audit. Buyer shall have caused an independent environmental consultant, chosen by Buyer at its sole discretion, to inspect, audit, and test the Purchased Assets and the Yates Premises for the existence of any and all environmental conditions and any and all violations of Environmental Laws, and to deliver a report describing the findings and conclusions of the inspection (hereafter referred to as the "Environmental Assessment"). The scope, sequence, and timing of the Environmental Assessment shall be at the sole discretion and expense of the Buyer. The results of the Environmental Assessment shall be satisfactory in all respects to Buyer.

                  6.7 Removal of Liens. All Liens indicated to exist by record searches made by Buyer prior to the Closing Date (specifically including but not limited to those Liens described on Schedule 3.7(c)), except for the Liens of Caterpillar, shall have been removed, and Seller shall have provided evidence satisfactory to Buyer of such removal.

                  6.8 Legal Opinion. Buyer shall have received from Rutter, Hobbs & Davidoff Incorporated, counsel to Seller, an opinion, dated the Closing Date, in form satisfactory to Buyer.

                  6.9 Key Employee. Buyer shall have entered into an employment agreement (the "Employment Agreement") with Jeffrey N. Robinson.

                  6.10 August 31 Balance Sheet. The August 31 Balance Sheet shall have been completed, and the audit of the August 31 balance sheet shall have been completed.

                  6.11 Yates Premises. Either (i) Buyer and the owner of the Yates Premises shall have entered into a new lease for the Yates Premises having a term no greater than one year following the Closing Date, or (ii) the Yates Lease shall have been assigned by Seller to Buyer, with the written consent of the landlord, it being understood that either event shall satisfy such condition.

                  6.12 Dismissal of Lawsuit. Plaintiff in the lawsuit styled "Reservoir Capital Corp. vs. Frank L. Robinson Co., a partnership, et al.", No. BC171631 pending in the Superior Court of California, County of Los Angeles, shall have filed a dismissal of the suit, with prejudice, and Seller shall have provided Buyer with evidence of the filing of such dismissal.


                                   ARTICLE VII
                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

                  The obligations of Seller to consummate the transaction contemplated by this Agreement are subject to the satisfaction of each of the following conditions on or before the Closing Date, unless specifically waived in writing by Seller prior to the Closing:

                  7.1 Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall have been true and correct on the date of this Agreement, and shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date.

                  7.2 Compliance with Covenants. Buyer shall have duly performed and complied with all covenants, agreements and obligations required by this Agreement to be performed or complied with by it on or before the Closing Date.

                  7.3 Absence of Litigation. No action or proceeding shall be pending by or before any court or other governmental body or agency seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

                  7.4 Consents and Approvals. All Required Consents shall have been obtained prior to or at the Closing.

                  7.5 HSR Termination. The waiting period under the HSR Act shall have expired or been terminated.

                  7.6 Legal Opinion. Seller shall have received from Womble Carlyle Sandridge & Rice, PLLC, and/or Allman Spry Leggett & Crumpler, counsel to Buyer, an opinion, dated the Closing Date, in form satisfactory to Seller, which, as to matters of California law, shall be given in reliance on an opinion of Davis Wright Tremaine LLP.


                                  ARTICLE VIII
                                     CLOSING

                  8.1 Closing. The closing of the sale of the Purchased Assets (the "Closing") shall take place at the offices of Rutter Hobbs & Davidoff, in Los Angeles, California, at 10:00 a.m., local time, on December 30, 1997, or such other date as may be mutually agreed upon by the parties hereto; provided, however, as follows: (a) if one or more conditions to this Agreement is not satisfied by such date, the party whose obligation is conditioned upon satisfaction of such condition may elect, in its sole discretion, one or more postponements of the Closing for the purpose of enabling such condition to be satisfied; and (b) notwithstanding the provisions of the preceding clause (a), in no event may the Closing be postponed beyond December 31, 1997. The date of the Closing is referred to as the "Closing Date". For the purposes of passage of title and risk of loss, allocation of expenses, adjustments and other economic or financial effects of the transactions contemplated hereby, the Closing when completed shall be deemed to have occurred at 12:01 a.m., local time, on the Closing Date (the "Effective Time").

                  8.2 Deliveries by Seller. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following:

                           (a) A certificate of Harold Robinson and Jeffrey N. Robinson confirming the satisfaction of the conditions set forth in Sections 6.1 and 6.2 hereof as to representations, warranties and covenants of Seller, and Section 6.4 hereof as to absence of changes.

                           (b) A copy of all partnership resolutions authorizing the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated herein, accompanied by the certification of Harold Robinson and Jeffrey N. Robinson to the effect that such resolutions are in full force and effect and have not been amended, modified or rescinded.

                           (c) Evidence of the removal of Liens, as described in
         Section 6.7.

                           (d) The legal opinion referred to in Section 6.8.

                           (e) Evidence of that all Required Consents have been obtained or satisfied.

                           (f) Assignments of Leases transferring Seller's leasehold interests in the Real Property Leases to Buyer, and an estoppel certificate of the landlord under the Real Property Lease.

                           (g) Certificates of title, duly endorsed for transfer and including odometer readings, with respect to all motor vehicles included in the Purchased Assets.

                           (h) A Bill of Sale and Assignment in the form attached hereto as Exhibit C and such other instruments of transfer as Buyer may reasonably request to convey and vest in Buyer all of Seller's right, title and interest in and to all of the remaining Purchased Assets, free and clear of all Liens.

                  8.3 Deliveries by Buyer. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

                           (a) A certificate of the President of Buyer confirming the satisfaction of the conditions set forth in Sections 7.1 and 7.2 as to representations, warranties and covenants of Buyer.

                           (b) A copy of all corporate resolutions authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, accompanied by the certification of the Secretary of Buyer to the effect that such resolutions are in full force and effect and have not been amended, modified or rescinded.

                           (c) The legal opinion referred to in Section 7.6.

                           (d) An Instrument of Assumption of the Assumed Liabilities by Buyer pursuant to Section 1.4(b), in the form attached hereto as Exhibit D.

                           (e) The Initial Purchase Price, evidenced by a wire transfer of immediately available funds.

                  8.4 Mutual Deliveries. At the Closing, each of Seller and Buyer shall execute and deliver, or cause to be executed and delivered, to the other the following:

                           (a) The Escrow Agreement.

                           (b) The Employment Agreement.

                  8.5 Further Assurances. Seller and the Partners shall, at any time on or after the Closing Date, take any and all steps requested by Buyer to place Buyer in possession and operating control of the Purchased Assets and the Business, and will do, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required for the more effective transfer to and reduction to possession of Buyer, or its successors or assigns, of any of the Purchased Assets. Specifically, but without limiting the generality of the foregoing, Seller and the Partners agree to cooperate with Buyer to facilitate the transfer of Seller's California unemployment compensation account balance and experience rating to Buyer.


                                   ARTICLE IX
                                 INDEMNIFICATION

                  9.1 Indemnification by Seller. Seller and the Partners, jointly and severally, shall indemnify, defend and hold harmless Buyer and its officers, directors and affiliates (the "Buyer Indemnitees") from, against, and with respect to any action or cause of action, loss, damage, claim, obligation, liability, penalty, fine, cost and expense (including without limitation reasonable attorneys' and consultants' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, proceeding, demand or request for action by any governmental or administrative entity), of any kind or character (a "Loss") arising out of or in connection with any of the following:

                           (a) any breach of any of the representations or warranties of Seller or the Partners contained in this Agreement or any other document referred to herein;

                           (b) any failure by Seller or the Partners to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition (unless waived in writing by Buyer) to be performed or observed by it pursuant to this Agreement;

                           (c) any and all liabilities and obligations of Seller, of any kind or nature whatsoever, whether accrued, absolute, contingent or otherwise, known or unknown, except for the Assumed Liabilities;

                           (d) Seller's ownership and operation of the Business and the Purchased Assets prior to the Effective Time, including any and all liabilities under the Assumed Contracts which relate to events occurring prior to the Effective Time;

                           (e) any use, release, emission, generation, storage, transportation, disposal, or arrangement for the disposal of Hazardous Materials by Seller, including, without limitation, the cost of any environmental response action or liability under the Comprehensive Environmental Response, Compensation and Liability Act whether such Loss accrues, is required or is necessary prior to the Effective Time, to the full extent that such Loss is attributable, in whole or in part, directly or indirectly, to the presence, use, emission, generation, storage, transportation, release, disposal, or arrangements for disposal of Hazardous Materials by Seller on the property included in the Purchased Assets or on any other properties to which Seller, its subsidiaries or affiliates has sent or arranged for the disposal of Hazardous Materials prior to the Effective Time. All terms used in this paragraph shall be given the meanings provided under the Environmental Laws;

                           (f) any failure by Seller or a Partner to file any Tax Return required to be filed after the date hereof for any period prior to and including the Effective Time in an accurate, correct and timely manner and to pay the amounts shown to be due thereon;

                           (g) any liability of Seller or a Partner, either in their own right or as a transferee, for Taxes in excess of the amount paid or reserved for any period prior to the Closing; or

                           (h) any obligations under the Yates Lease that were required to have been performed prior to the Effective Time, or any obligations or liabilities under the Yates Lease for the Seller's breach or nonperformance of the terms thereof prior to the Effective Time.

                  9.2 Indemnification by Buyer. Buyer shall indemnify, defend and hold harmless Seller and the Partners from, against and with respect to any Loss arising out of or in connection with any of the following:

                           (a) any breach of any of the representations or warranties of Buyer contained in this Agreement or any other document referred to herein;

                           (b) any failure by Buyer to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition (unless waived in writing by Seller) to be performed or observed by it pursuant to this Agreement;

                           (c) any Assumed Liabilities; or

                           (d) Buyer's ownership and operation of the Business and the Purchased Assets on and after the Effective Time.

                  9.3 Notice of Claim. Any party seeking to be indemnified hereunder (the "Indemnified Party") shall, within 15 days following discovery of the matters giving rise to a Loss, notify the party from whom indemnity is sought (the "Indemnity Obligor") in writing of any claim for recovery, specifying in reasonable detail the nature of the Loss and the amount of the liability estimated to arise therefrom. The Indemnified Party shall provide to the Indemnity Obligor as promptly as practicable thereafter all information and documentation reasonably requested by the Indemnity Obligor to verify the claim asserted.

                  9.4 Defense. If the facts pertaining to a Loss arise out of the claim of any third party, or if there is any claim against a third party available by virtue of the circumstances of the Loss, the Indemnity Obligor may, by giving written notice to the Indemnified Party within 15 days following its receipt of the notice of such claim, elect to assume the defense or the prosecution thereof, including the employment of counsel or accountants at its cost and expense; provided, however, that during the interim the Indemnified Party shall use its best efforts to take all action (not including settlement) reasonably necessary to protect against further damage or loss with respect to the Loss. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnity Obligor in any such action and to participate therein, but the fees and expenses of such counsel shall be at the Indemnified Party's own expense. Whether or not the Indemnity Obligor chooses so to defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and shall attend such conferences, discovery proceedings and trials as may be reasonably requested in connection therewith. The Indemnity Obligor shall not be liable for any settlement of any such claim effected without its prior written consent, which shall not be unreasonably withheld.

                  9.5 Time for Claims. Any claim asserted with respect to the items enumerated in Section 9.1 or 9.2 of this Agreement must be submitted to the Indemnity Obligor prior to the second anniversary of the Closing Date or be forever barred, except for the following, each of which may be asserted at any time following the Closing Date within the applicable statutes of limitations: claims for breach of the representations in Section 3.7 with regard to title to assets and absence of Liens; claims for breach of the representations in Section
3.18 with regard to Taxes and Tax Returns; claims for breach of the representations in Section 3.19 with regard to environmental matters; claims under Section 9.1(e) with respect to environmental matters; or claims under
Section 9.1(f) or (g) with respect to Taxes and Tax Returns.

                  9.6 Escrow. Any claim by a Buyer Indemnitee for a Loss under this Article IX may be submitted to the Escrow Agent for payment, in accordance with the terms of the Escrow Agreement. The parties acknowledge that the funds held by the Escrow Agent are not intended to be the sole source of recovery for any such Loss, and agree that the existence of the Escrow Agreement does not foreclose Buyer from making claims directly against Seller or any Partner.

                  9.7 Sole Remedy. The remedies set forth in this Article IX are the exclusive remedies for breaches of the representations and warranties and covenants in this Agreement and shall be in lieu of all other remedies; provided, however, that the foregoing clause of this sentence shall not be deemed a waiver by any party to this Agreement of any rights or remedies arising solely by reason of any claim of fraud.

                  9.8 Disclaimer Regarding Projections. In connection with Buyer's investigation of the Seller, certain projections and certain business plan information for succeeding fiscal years have been made available to Buyer. Buyer acknowledges that there are uncertainties inherent in attempting to make such projections and other forecasts and plans, that Buyer is familiar with such uncertainties, that it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections and other forecasts and plans furnished to it, and that Buyer shall not have any claim against Seller, the Partners, or any of its officers or employees with respect thereof. Buyer acknowledges that actual results may differ from the projections. Accordingly, no representations or warranties are made with respect to such projections, forecasts or plan, and any implied representations and warranties are specifically disclaimed.

                  9.9 Threshold. No Indemnity Obligor shall be required to make any indemnification payment pursuant to this Article IX until the earlier of (i) the date that the total

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



amount of all Losses that have been directly or indirectly suffered or incurred by any one or more of the Indemnified Parties, or to which any one or more of the Indemnified Parties has or have otherwise become subject, exceeds $75,000 in the aggregate, or (ii) the twenty third month anniversary of Closing Date. At such time, the Indemnity Obligor shall be required to provide indemnification for all Losses to the extent that they exceed $25,000 (but not for the first $25,000 of Losses). The limitation on the indemnification obligations of Seller and the Partners that are set forth in this Section 9.9 shall not apply to any Losses arising directly or indirectly from any Excluded Liabilities or to any Losses described under Section 9.1(h). The limitations on the indemnification obligations of Buyer that are set forth in this Section 9.9 shall not apply to any Losses arising directly or indirectly from any Assumed Contracts or Assumed Liabilities.

                  9.10 Ceiling. The maximum aggregate liability of any Indemnity Obligor under this Article IX shall be equal to $7,000,000. The limitations on the indemnification obligations of Seller and the Partners that are set forth in this Section 9.10 shall not apply to (i) any Losses arising directly or indirectly from any fraud by Seller or any of the Partners in connection with this Agreement; (ii) any Excluded Liability; (iii) claims for breach of the representations in Section 3.19 with regard to environmental matters; or (iv) claims under Section 9.1(e) with respect to environmental matters. The limitations on the indemnification obligations of Buyer that are set forth in this Section 9.10 shall not apply to (i) any Losses arising directly or indirectly from any fraud by Buyer; (ii) any Losses arising directly or indirectly from any Assumed Contract or any Assumed Liability; or (iii) any Losses arising under Section 9.2(d).


                                    ARTICLE X
                                   TERMINATION

                  10.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                           (a) By the mutual written consent of Seller and Buyer;

                           (b) By Seller (if neither Seller nor any Partner is then in material breach of any term of this Agreement), if Buyer shall
         (i) fail to perform in any material respect its agreements contained herein required to be performed on or prior to the Closing Date, or
         (ii) materially breach any of its representations or warranties contained herein, which failure or breach is not cured within five days after Seller has notified Buyer of its intent to terminate this Agreement pursuant to this subparagraph;

                           (c) By Buyer (if Buyer is not then in material breach of any term of this Agreement), if Seller or any Partner shall (i) fail to perform in any material respect its or his agreements contained herein required to be performed on or prior to the Closing Date, or
         (ii) materially breach any of its representations or warranties contained herein, which failure of breach is not cured within five business days after Seller has notified Buyer of its intent to terminate this Agreement pursuant to this subparagraph.

                           (d) By either Seller or Buyer, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Seller or Buyer which prohibits or restrains Seller or Buyer from consummating the transactions contemplated hereby, which failure of breach is not cured within five business days after Seller has notified Buyer of its intent to terminate this Agreement pursuant to this subparagraph;

                           (e) By either Seller or Buyer, if a condition to its obligation to consummate the transactions contemplated hereby has not been satisfied by December 31, 1997, or if such a condition has become impossible of fulfillment at any time subsequent to the date hereof; or

                           (f) By either Seller or Buyer, if the Closing has not occurred by December 31, 1997, for any reason other than delay or nonperformance of the party seeking such termination.

                  10.2 Effect on Obligations. Termination of this Agreement pursuant to this Article shall terminate all obligation of the parties hereunder, except for the obligations under Sections 11.4 (with respect to expenses), 11.6 (with respect to publicity) and 6.2 (with respect to confidentiality); provided, however, that termination pursuant to subparagraphs
(b) or (c) of Section 10.1 shall not relieve the defaulting or breaching party from any liability to the other party hereto. In the event of termination under subsection (c), Buyer shall have the rights and remedies with respect to specific performance as set forth in Section 11.15 hereof, in addition to any other remedies that may be available at law or in equity.


                                   ARTICLE XI
                                  MISCELLANEOUS

                  11.1 Survival of Representations. All representations and warranties of the parties hereto contained in this Agreement or otherwise made in writing in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing hereunder for two years; provided, however, that each of the following categories of representations and warranties of Seller and the Partners shall survive the Closing for the entire period of the statute of limitations for claims of that nature: the representations in Section 3.7 with regard to title to assets and absence of Liens; the representations in Section 3.18 with regard to Taxes and Tax Returns; and the representations in Section 3.19 with regard to environmental matters.

                  11.2 Bulk Sales. The parties agree the sale of the Purchased Assets pursuant to this Agreement does not constitute a "bulk sale" within the meaning of applicable law.

                  11.3 Risk of Loss. The risk of loss, damage or condemnation of any of the Purchased Assets from any cause whatsoever shall be borne by Seller at all times prior to the completion of the Closing. In the event of any material loss, damage or condemnation of any of the Purchased Assets prior to completion of the Closing, Buyer shall have the option, in its sole discretion, to:

                           (a) terminate this Agreement by written notice to Seller;

                           (b) postpone the Closing for a period of up to sixty days to permit Seller to repair, replace or restore such Purchased Assets to their prior condition; or

                           (c) proceed to close this Agreement and complete the restoration and replacement of such damaged Purchased Assets after the Closing Date, in which event Seller shall assign to Buyer the right to receive all insurance proceeds payable in connection with such damage, and Seller will pay to Buyer all deductible amounts required to be paid in connection with such loss.

                  11.4 Expenses; Taxes. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, whether or not the sale of the Purchased Assets is consummated; provided, however, (a) that if Buyer terminates this Agreement other than as permitted under Section 10.1 hereof, then Buyer shall reimburse Seller for all expenses reasonably incurred by Seller in connection with this transaction up to the date of such termination, up to but not to exceed $100,000.00; (b) that Buyer shall pay the fees required in connection with the premerger notification filings under the HSR Act; and (c) that Buyer shall pay all fees of Deloitte & Touche. Buyer shall pay all California sales taxes imposed by Parts 1 (Sales and Use Tax Law) and 1.5 (Bradley-Burns Uniform Local Sales and Use Tax Law) of the California Revenue and Taxation Code, and Seller shall pay any and all other sales or transfer taxes arising from the sale and transfer of the Purchased Assets.

                  11.5 Seller Employees. If Buyer terminates this Agreement other than as permitted under Section 10.1 hereof, then Buyer agrees that it will not, at any time prior to October 22, 1998, employ any person who is on the date of this Agreement an employee of Seller, unless such person initiates the contact with Buyer at a time when he or she has ceased to be employed by Seller.

                  11.6 Publicity. Each of Seller and Buyer agrees it will not make any press releases or other announcements prior to the Closing with respect to the transactions contemplated hereby, except as required by applicable law, without the prior approval of the other party.

                  11.7 Best Efforts. Each party hereto agrees to use its commercially reasonable best efforts (not to include the expenditure of money) to satisfy the conditions to the Closing set forth in this Agreement and otherwise to consummate the transactions contemplated by this Agreement.

                  11.8 Notices. All notices, demands and other communications made hereunder shall be in writing and shall be given either by personal delivery, by nationally recognized overnight courier (with charges prepaid) or by facsimile (with telephone confirmation), and shall be deemed to have been given or made when personally delivered, the day following the date deposited with such overnight courier service or when transmitted to facsimile machine and confirmed by telephone, addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):


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



                           If to Seller:

                                    Frank L. Robinson Company
                                    2640 Yates Avenue
                                    Los Angeles, California 90040
                                    Attention:  Jeffrey Robinson
                                    Telephone:  (213) 725-3239
                                    Facsimile:  (213) 725-3281

                           With a copy (which shall not constitute notice) to:

                                    Rutter, Hobbs & Davidoff Incorporated
                                    1900 Avenue of the Stars, Suite 2700
                                    Los Angeles, California  90067
                                    Attention:  Joel Weinstein
                                    Telephone:  (310) 286-1700
                                    Facsimile:  (310) 286-1728

                           If to any one or more of the Partners, to the address shown below his or her name on the signature page hereof.

                           With a copy (which shall not constitute notice) to:

                                    Rutter, Hobbs & Davidoff Incorporated
                                    1900 Avenue of the Stars, Suite 2700
                                    Los Angeles, California  90067
                                    Attention:  Joel Weinstein
                                    Telephone:  (310) 286-1700
                                    Facsimile:  (310) 286-1728

                           If to Buyer:

                                    Pluma, Inc.
                                    801 Fieldcrest Road
                                    P. O. Drawer 487
                                    Eden, North Carolina 27289-0487
                                    Attention:  Forrest H. Truitt
                                    Telephone:  (910) 635-4000
                                    Facsimile:  (910) 635-1814


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



                           With a copy (which shall not constitute notice) to:

                                    Womble Carlyle Sandridge & Rice, PLLC
                                    3300 One First Union Center
                                    301 South College Street
                                    Charlotte, North Carolina 28202-6025
                                    Attention: Lesley G. Powell
                                    Telephone: (704) 331-4978
                                    Facsimile:  (704) 338-7857

                  11.9 Governing Law. This agreement shall be governed by the laws of the State of California applicable to agreements made and to be performed entirely within such state.

                  11.10    Mediation/Arbitration.

                           (a) If a dispute arises out of or relates to this Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association ("Association") under its Commercial Mediation Rules before resorting to arbitration or litigation pursuant to Section 11.10(b). The mediation shall take place in Los Angeles, California, at a place to be designated by the mediator. The fees, expenses and mediator compensation for such mediation shall be borne equally by the parties. The mediation shall be treated as confidential settlement discussions in accordance with applicable statutes and rules of evidence. The parties will consult with each other in good faith to select a qualified mediator within 15 days after either party notifies the other that a mediation under this provision is requested. If no mediator shall be mutually approved within such 15 day period, then the Association shall appoint promptly a qualified mediator with at least five years experience in comparable commercial transaction matters. The Association and the parties shall use their best efforts so that the mediation shall take place within 30 days after the Association receives a request for mediation. The mediation shall last for at least four hours, unless the mediator declares an impasse and adjourns the mediation sooner or all disputes are sooner resolved. The mediation may last longer or include mediation sessions if all parties and the mediator consent.

                           (b) Subject to Section 11.10(a), any controversy or claim arising out of or relating to this Agreement or the breach thereof, other than (i) a claim seeking injunctive relief or (ii) a controversy or claim with respect to the amounts held under the Escrow Agreement which shall be governed by the Escrow Agreement, shall be settled by final and binding arbitration administered by the Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Any such controversy or claim shall be heard and determined by a panel of three (3) arbitrators, one of whom shall be selected by Seller, one by Buyer and the third by the first two. The arbitration shall take place in Los Angeles, California, or in such other location as the parties shall agree in writing. Each of the parties to this Agreement waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that may be required of any party with respect

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         thereto. If any party fails to select its arbitrator within 30 days of receipt of a written request from either to do so, the arbitrator selected by the other parties shall arbitrate the dispute. The arbitrators' fees shall be shared equally by the parties. All costs and expenses of the arbitration, including, without limitation, reasonable attorneys' fees, shall be allocated among the parties according to the arbitrators' discretion. The arbitrators shall make their determination by majority vote and in accordance with the rules then in effect of the Association. In no event shall legal counsel be prohibited from representing either Buyer or Seller merely because such counsel (or a member of such law firm) has served as an arbitrator or on a panel of arbitrators on other actions or for the Association. The award shall be made promptly by the arbitrators and, unless agreed by the parties, no later than 14 days from the date of the closing of the hearing.

                  11.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  11.12 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of all other parties hereto, and any purported assignment without such consent shall be void; provided, however, that Buyer may assign its rights, interest and obligations hereunder to any subsidiary that is wholly owned by Buyer.

                  11.13 Third Party Beneficiaries. None of the provisions of this Agreement or any document contemplated hereby is intended to grant any right or benefit to any person or entity which is not a party to this Agreement.

                  11.14 Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

                  11.15 Knowledge. For purposes of this Agreement, in all places except Section 3.19(c), the term "to the best knowledge of Seller" or "known to Seller" or any similar phrase shall mean as to a particular fact or other matter, only if Harold Robinson, Carole Robinson, Jeffrey Robinson or James Robinson has actual knowledge, after due inquiry, of such fact or other matter.

                  11.16 Amendments. Any waiver, amendment, modification or supplement of or to any term or condition of this Agreement shall be effective only if in writing and signed by all parties hereto, and the parties hereto waive the right to amend the provisions of this Section orally.

         11.17 Specific Performance. Seller acknowledges that the Purchased Assets are unique and that if Seller fails to consummate the transactions contemplated by this Agreement such failure will cause irreparable harm to Buyer for which there will be no adequate remedy at law. Buyer shall be entitled, in addition to its other remedies at law or at equity, to specific performance of this

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Agreement if Seller shall refuse to consummate the transactions contemplated by this Agreement, except as permitted under Section 10.1.

                  11.18 Severability. In the event that any provision in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement shall not be in any way impaired, and the illegal, invalid or unenforceable provision shall be fully severed from this Agreement and there shall be automatically added in lieu thereof a provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.

                  11.19 Construction. Each party to this Agreement and its counsel have reviewed and revised this Agreement. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or of any amendments, schedules or exhibits to this Agreement.

                  11.20 Entire Agreement. This Agreement and the Schedules and Exhibits hereto constitute the entire contract between the parties hereto pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings between the parties with respect to such subject matter, including without limitation the letter of intent dated August 18, 1997, and any Confidentiality Agreement previously signed by the parties, all of which are hereby terminated.

                  IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement or caused this Agreement to be executed by its duly authorized officer as of the date first above written.

                                     SELLER:

                                     FRANK L. ROBINSON COMPANY


                                     By:
                                          Harold Robinson, General Partner


                                     By:
                                          Carole Robinson, General Partner


                                     By:
                                          Jeffrey N. Robinson, General Partner


                                     By:
                                          James H. Robinson, General Partner


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


                                     PARTNERS:



                                          HAROLD ROBINSON
                                          Address:  550 Vick Place
                                                       Beverly Hills, CA  90210



                                          CAROLE ROBINSON
                                          Address:  550 Vick Place
                                                       Beverly Hills, CA  90210



                                          JEFFREY N. ROBINSON
                                          Address:  224 South Camden Drive
                                                    Beverly Hills, CA  90212



                                          JAMES H. ROBINSON
                                          Address:  13045 Ripple Creek Lane
                                                    Camarille, CA  93012


                                     BUYER:

                                     PLUMA, INC.


                                     By:
                                          R. Duke Ferrell, Jr.
                                          President and Chief Executive Officer


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